Exhibit 99.1

Form 4-Continuation Sheet — Joint Filer Information

This Form 4 is filed by Ares Corporate Opportunities Fund, L.P., ACOF Management, L.P., ACOF Operating Manager, L.P., Ares Management, Inc. and Ares Partners Management Company, LLC. The principal business address of each of the Reporting Persons is 1999 Avenue of the Stars, Suite 1900, Los Angeles, California 90067.

Name of Designated Filer:  Ares Corporate Opportunities Fund, L.P.

Date of Event Requiring Statement:  October 30, 2006

Issuer Name and Ticker or Trading Symbol:  Hanger Orthopedic Group, Inc. (HGR)

ARES CORPORATE OPPORTUNITIES FUND, L.P.

By:	ACOF MANAGEMENT, L.P.,
Its General Partner

	By:	ACOF OPERATING MANAGER, L.P.,
Its General Partner

		By:	ARES MANAGEMENT, INC.,
Its General Partner

			By:	/s/Michael Weiner
Michael Weiner

ACOF MANAGEMENT, L.P.

By:	ACOF OPERATING MANAGER, L.P.,
Its General Partner

	By:	ARES MANAGEMENT, INC.,
Its General Partner

		By:	/s/Michael Weiner
Michael Weiner

ACOF OPERATING MANAGER, L.P.

By:	ARES MANAGEMENT, INC.,
Its General Partner

	By:	/s/Michael Weiner
Michael Weiner

ARES MANAGEMENT, INC.

By:	/s/Michael Weiner
Michael Weiner

ARES PARTNERS MANAGEMENT COMPANY, LLC

By:	/s/Michael Weiner
Michael Weiner

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